UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
August 12, 2005

Date of Report (Date of Earliest Event Reported)
BUSINESS OBJECTS S.A.

(Exact name of Registrant as specified in its charter)

Republic of France	0-24720	98-0355777

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

157-159 rue Anatole France, 92300 Levallois-Perret,
France

(Address of principal executive offices)
(408) 953-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 12, 2005, the board of directors of Business Objects S.A. approved an amendment to Sections 2(ff) and 9.1 of the Business Objects S.A. 2001 Stock Incentive Plan (the “2001 Stock Incentive Plan”). The amended 2001 Stock Incentive Plan provides that, in addition to the existing exercise requirements, the options will now be exercisable only if option holders execute the underlying option agreement and any related agreements within ninety (90) calendar days of receiving the option agreement.
     The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the amended 2001 Stock Incentive Plan included as Exhibit 10.25.4 hereto and incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
     The disclosure set forth in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.25.4	Business Objects S.A. 2001 Stock Incentive Plan, adopted on February 6, 2001 and amended on August 26, 2003, December 11, 2003, June 10, 2004, August 20, 2004 and August 12, 2005 (English translation)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 18, 2005

BUSINESS OBJECTS S.A.
By:	/s/ James R. Tolonen
James R. Tolonen
Chief Financial Officer and Senior Group Vice President

EXHIBIT INDEX

Exhibit Number	Description
10.25.4	Business Objects S.A. 2001 Stock Incentive Plan, adopted on February 6, 2001 and amended on August 26, 2003, December 11, 2003, June 10, 2004, August 20, 2004 and August 12, 2005 (English translation)

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